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                                                                      EXHIBIT 5

                                                                    May 2, 2000


American Biogenetic Sciences, Inc.
1375 Akron Street
Copiague, New York 11726

Attn:    John S. North, President and Chief Executive Officer

         RE:      Registration Statement on Form S-3 filed on May 1, 2000
                  -------------------------------------------------------
Ladies and Gentlemen:

     We have acted as counsel to American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 650,000 shares of Class A Common Stock, par value $.001 per share (the "Shares"). This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

     (i) the Restated Certificate of Incorporation of the Company, as amended, and Certificate of Designation, as certified by the Secretary of State of the State of Delaware on April 27, 2000, and a certificate of the Secretary of the Company dated May 1, 2000, that there have been no amendments thereto;

     (ii) the Amended and Restated By-laws of the Company, certified by the Secretary of the Company as presently being in effect;

     (iii) a Certificate of the Secretary of the Company dated May 1, 2000, which certifies the adoption of certain resolutions by the Board of Directors of the Company;

     (iv) warrants issued to Redington, Inc., to purchase an aggregate of up to 700,000 shares of Class A Common Stock (the "Warrants"); and

     (v) a letter dated April 20, 2000, from Continental Stock Transfer & Trust Company, the Company's transfer agent, as to the number of issued and outstanding shares of the Company.

     We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

     We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         With your concurrence, the opinions hereafter expressed, whether or not qualified by language

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such as "to our knowledge," are based solely upon (1) our review of the
Documents and (2) such review of published sources of law as we have deemed necessary.

     This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions.

     We express no legal opinion upon any matter other than that explicitly addressed in the second following paragraph, and our express opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

     Our opinion contained herein is limited to the Delaware General Corporation Law and the Federal law of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains effective under the Act.

                            Very truly yours,

                            BROWN, RUDNICK, FREED & GESMER

                             By: BROWN, RUDNICK, FREED & GESMER, P.C., a Partner

                             By: /S/ David H. Murphree
                                --------------------------------------------
                                David H. Murphree, A Member
                                Duly Authorized
DHM/SRL/MRF



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                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS
                         -------------------------------

     In rendering legal opinions in third party transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:

     1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents and perform the transactions contemplated thereby.

     2. The Company holds requisite title and rights to any property involved in the transactions described in the Documents and purported to be owned by it.

     3. Each person other than the Company has all requisite power and authority and has taken all necessary corporate or other action to enter into those Documents to which it is a party or by which it is bound, to the extent necessary to make the Documents enforceable against it.

     4. Each person other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Company.

     5. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

     6. All official public records are accurate, complete and properly indexed and filed.

     7. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

     8. The conduct of the parties to the transactions described in the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

     9. Each person other than the Company has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions described in the Documents.

     10. There are no agreements or understandings among the parties to or bound by the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.

     11. The Company will not in the future take any discretionary action (including a decision not to act) permitted under any Document that would result in a violation of law or constitute a breach or default under that or any other Document or court or administrative orders, writs, judgments and decrees that name the Company and are specifically directed to it or its property.

     12. The Company will obtain all permits and governmental approvals not required at the time of the closing of the transaction contemplated by the Documents but which are subsequently required, and will take all actions similarly required, relevant to subsequent consummation of the transaction contemplated by the Document or performance of the Documents.

     13. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

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